EXHIBIT 10.2

VOTING AGREEMENT

THIS VOTING AGREEMENT (this "Agreement") is made and entered into as of January 20, 2014, by and among Piero Sutti-Keyser, and Gordan Sredl, First Colombia Gold, Inc., a Nevada corporation with its principal business office located at Zacatecas,Mexico (the "Company").

RECITALS:

The Company and Purchaser are parties to that certain Share Purchase Agreement(s), dated January 20, 2014 (the "Purchase Agreement"), which provides for, among other things, the issuance of up to 2,000,000 shares of Class B Preferred Stock, par value $0.001 per share (the "Preferred Stock") in satisfaction of certain debts  and with that agreement the parties desire to provide Purchasers with the right to elect the board of directors of the Company (the "Board") and to be able to control the voting of the common stock of the Company through the preferences contained in the Class B Preferred Stock in accordance with the terms of this Agreement.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

VOTING PROVISIONS

1.1	Board Composition.

(a)
Each Purchaser agrees to vote, or cause to be voted, all Shares (as defined herein) owned by such Purchaser, or over which such Purchaser has voting control, from time to time and at all times, collectively in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders, the persons designated by Purchasers (the "Purchasers Designee"), which individual shall initially be shall be elected to the Board, and upon any matter requiring a vote of shareholders of any class, or upon any matter requiring a consent of the shareholders of any class, the Purchasers shall control the common stock of the Company through the preferences contained in the Class B Preferred Stock , Designation of Rights and Privileges of Company.

(b)
To the extent that clause (a) above shall not be applicable, the member of the Board who would otherwise have been designated by Purchaser in accordance with the terms thereof shall instead be voted upon by all the shareholders of the Company entitled to vote thereon in accordance with, and pursuant to, the Company's Articles of Incorporation.

(c)	For purposes of this Agreement:

(i)
the term "Affiliate" means, with respect to any Person (as defined herein), any entity that directly or indirectly owns or Controls such Person or that is directly or indirectly owned by, Controlled by or under common Control with such Person, where "Control" means the ownership of more than 50% of the voting stock or equivalent equity interest in an entity other than a corporation or the ability to direct the day to day operation of the corporation or entity, whether by contract or otherwise;

(ii)
the term "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other entity of whatever nature; and

(iii)
the term "Shares" shall mean and include any securities of the Company the holders of which are entitled to vote for members of the Board, including without limitation, all shares of Common Stock and preferred stock (by whatever name called), now owned or subsequently acquired by a Purchaser, however acquired, whether through stock splits, stock dividends, reclassifications, recapitalizations, similar events or otherwise.

1.2
Failure to Designate a Board Member. In the absence of any designation from Purchasers, the directors previously designated by Purchasers and then-serving shall be reelected if still eligible to serve as provided herein.

1.3
Removal of Purchasers Designee.  Each Purchaser also agrees to vote, or cause to be voted, all Shares owned by such Purchaser, or over which such Purchaser has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that:

(a)
the Purchasers Designees are not removed from office unless (i) such removal is directed or approved in advance by Purchasers (collectively), or (ii) Purchasers are no longer so entitled to designate or approve such director;

(b)	any vacancies created by the resignation, removal or death of the Purchasers’ Designees shall be filled pursuant to the provisions of this Article 1; and

(c)	upon the request of Purchasers (collectively) to remove the Purchasers Designees, such director shall be removed.

All Purchasers agree to execute any written consents required to perform the obligations of this Agreement, and the Company agrees at the request of Purchasers to call a special meeting of shareholders for the purpose of electing directors.

1.4
No Liability for Election of Purchasers Designee.  None of Purchasers, any Purchaser, or any Affiliate of Purchasers, shall have any liability as a result of designating a Person for election as the Purchasers Designees, for any act or omission by the Purchasers Designees in his or her capacity as a director of the Company, nor shall Purchasers have any liability as a result of voting for the Purchasers Designees in accordance with the provisions of this Agreement.

ARTICLE 2

REMEDIES

2.1
Covenants of the Company.  The Company agrees to use its best efforts, within the requirements of applicable law, to ensure that the rights granted under this Agreement are effective and that the parties enjoy the benefits of this Agreement.  Such actions include, without limitation, the use of the Company's best efforts to cause the nomination and election of the directors as provided in this Agreement.

2.2
Irrevocable Proxy. Each Purchaser hereby constitutes and appoints Purchaser (or its designee) with full power of substitution, as the proxy of such party with respect to the election of the Purchasers Designee to the Board in accordance with Article 1 hereof, and hereby authorizes Purchaser (or its designee) to represent and to vote, if and only if the party (a) fails to vote or (b) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such party's Shares in favor of the election of Purchasers Designee as a member of the Board determined pursuant to and in accordance with the terms and provisions of this Agreement.  The proxy granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the parties in connection with the transactions contemplated by this Agreement and, as such, is coupled with an interest and shall be irrevocable unless and until this Agreement terminates or expires pursuant to Article 3 hereof.  Each Purchaser hereby revokes any and all previous proxies with respect to such holder's Shares and shall not hereafter, unless and until this Agreement terminates or expires pursuant to Section 3 hereof, purport to grant any other proxy or power of attorney with respect to any of such holder's Shares, deposit any of such holder's Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of such holder's Shares, in each case, with respect to any of the matters set forth herein.

2.3
Specific Enforcement. Each Purchaser acknowledges and agrees that Purchasers will be irreparably damaged in the event any of the provisions of this Agreement are not performed by such Purchaser in accordance with their specific terms or are otherwise breached.  Accordingly, it is agreed that each of the Company and a Purchaser shall be entitled to an injunction to prevent breaches of this Agreement, and to specific enforcement of this Agreement and its terms and provisions in any action instituted in any court of the United States or any state having subject matter jurisdiction.

2.4	Remedies Cumulative. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

ARTICLE 3

TERM

3.1
Term. This Agreement shall be effective as of the date upon which Purchasers has fully paid the Purchase Price for the shares as specified in the Purchase Agreement and shall continue in effect until and shall terminate upon the earliest to occur of (a) the consummation of the Company's first underwritten public offering of its Common Stock (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to its stock option, stock purchase or similar plan or an SEC Rule 145 transaction); (b) the redemption of the Class B Preferred Stock of the Company; or (c) termination of this Agreement in accordance with Section 4.6 below.

ARTICLE 4

MISCELLANEOUS

4.1
Transfers.  Each transferee or assignee of any Shares that are subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition precedent to the Company's recognizing such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement in respect of such Shares, and shall, following such agreement, be deemed to be a party hereto as if such transferee were the transferor and such transferee's signature appeared on the signature pages of this Agreement and shall be deemed to be a Purchaser.  The Company shall not permit the transfer of any Shares subject to this Agreement on its books or issue a new certificate representing any such Shares unless and until such transferee shall have complied with the terms of this Section 4.1.  Each certificate representing Shares subject to this Agreement if issued on or after the date of this Agreement shall be endorsed by the Company with the legend set forth in Section 4.10.

4.2
Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.3
Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

4.4
Counterparts; Facsimile.  This Agreement may be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

4.5
Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or:  (a) personal delivery to the party to be notified; (b) when sent, if sent by facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient's next business day; or (c) three business days after deposit with a nationally recognized overnight courier, freight prepaid, specifying priority delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth below their signature on the signature pages hereto, or to such facsimile number or address as subsequently modified by written notice given in accordance with this Section 4.5.  If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Piero Sutti-Keyser; and if notice is given to Purchaser, a copy (which shall not constitute notice) shall also be given to the Company.

4.6
Amendment; Waiver; Termination.  Except as specifically set forth in Article 3 hereof, this Agreement may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) Purchasers, acting in concert and (b) the Company.  The Company shall give prompt written notice of any amendment, termination or waiver hereunder to any Purchaser that did not consent in writing thereto.  Any amendment, termination or waiver effected in accordance with this Section 4.6 shall be binding on each party and all of such party's successors and permitted assigns, whether or not any such party, successor or assignee entered into or approved such amendment, termination or waiver.

4.7
Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default previously or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

4.8	Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

4.9
Entire Agreement. This Agreement and the other Transaction Documents (as defined in the Purchase Agreement) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

4.10	Legend on Share Certificates. Each certificate representing any Shares issued after the date hereof shall be endorsed by the Company with a legend reading substantially as follows:

"THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT, AS MAY BE AMENDED FROM TIME TO TIME, (A COPY OF WHICH MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF THAT VOTING AGREEMENT, INCLUDING CERTAIN RESTRICTIONS ON TRANSFER AND OWNERSHIP SET FORTH THEREIN."

The Company, by its execution of this Agreement, agrees that it will cause the certificates evidencing the Shares issued after the date hereof to bear the legend required by this Section 4.10, and it shall supply, free of charge, a copy of this Agreement to any holder of a certificate evidencing Shares upon written request from such holder to the Company at its principal office.  The parties to this Agreement do hereby agree that the failure to cause the certificates evidencing the Shares to bear the legend required by this Section 4.10 herein and/or the failure of the Company to supply, free of charge, a copy of this Agreement as provided hereunder shall not affect the validity or enforcement of this Agreement.

4.11
Stock Splits, Stock Dividends, etc.  In the event of any issuance of Shares of the Company's voting securities hereafter to any of the Purchasers (including, without limitation, in connection with any stock split, stock dividend, recapitalization, reorganization, or the like), such Shares shall become subject to this Agreement and shall be endorsed with the legend set forth in Section 4.10.

4.12	Manner of Voting. The voting of Shares pursuant to this Agreement may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

4.13
Further Assurances. At any time or from time to time after the date hereof, the parties agree to cooperate with each other, and at the request of any other party, to execute and deliver any further instruments or documents and to take all such further action as the other party may reasonably request in order to evidence or effectuate the consummation of the transactions contemplated hereby and to otherwise carry out the intent of the parties hereunder.

4.14
Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings, the non-prevailing party shall pay all costs and expenses incurred by the prevailing party, including, without limitation, all reasonable attorneys' fees.

IN WITNESS WHEREOF, the Company and Purchaser have each executed and delivered this Agreement as of the day and year first above written.

PURCHASERS:

By: /s/     Piero Sutti-Keyser
[NAME] Piero Sutti-Keyser
[TITLE]  President

By : /s/    Gordan Sredl
                 Gordan Sredl, Director

COMPANY:

First Colombia Gold Corporation

By: /s/     Piero Sutti-Keyser
[NAME] P iero Sutti-Keyser
[TITLE]  President and Director

By: /s/  Gordan Sredl
Name:   Gordan Sredl
Title:     Director